CERTIFICATE OF AMENDMENT OF THE ARTICLES OF INCORPORATION

                   INTERNATIONAL SPORTS MARKETING GROUP, INC.

We the undersigned President and Secretary of International Sports Marketing Group, Inc., do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened held on the 25th day of November, 2003, adopted a resolution to amend the Articles of the Incorporation as follows:

Corporate Name: Cal Alta Auto Glass, Inc.



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Frank Aiello, President




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Denise Aiello, Secretary